Exhibit 77(c)(7)(c)

Exhibit 7C

Addendum to Question 7.c on Form N-SAR

List the name of each series and give a consecutive number to each series in excess of the 99 consecutive series permitted by the Form.

Please refer to the most recent shareholders report for additional information concerning the funds

Is this the
Series last
filing for
this series?
Series Number	Series Name	(Y/N)
113	JPMORGAN EQUITY FOCUS FUND	N
120	JPMORGAN SMARTRETIREMENT 2055 FUND	N
122	JPMORGAN SMARTALLOCATION EQUITY FUND	N
124	JPMORGAN SMARTRETIREMENT BLEND 2015 FUND	N
125	JPMORGAN SMARTRETIREMENT BLEND 2020 FUND	N
126	JPMORGAN SMARTRETIREMENT BLEND 2025 FUND	N
127	JPMORGAN SMARTRETIREMENT BLEND 2030 FUND	N
128	JPMORGAN SMARTRETIREMENT BLEND 2035 FUND	N
129	JPMORGAN SMARTRETIREMENT BLEND 2040 FUND	N
130	JPMORGAN SMARTRETIREMENT BLEND 2045 FUND	N
131	JPMORGAN SMARTRETIREMENT BLEND 2050 FUND	N
132	JPMORGAN SMARTRETIREMENT BLEND 2055 FUND	N
133	JPMORGAN SMARTRETIREMENT BLEND INCOME FUND	N
145	JPMORGAN SMARTRETIREMENT BLEND 2060 FUND	N
146	JPMORGAN SMARTRETIREMENT 2060 FUND	N
147	JPMORGAN EQUITY LOW VOLATILITY INCOME FUND	N